INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel: 248-952-2500
Fax: 248-952-2501

INTERMET

                                                           EXHIBIT 99.1

                                                           NEWS RELEASE

                                                           For IMMEDIATE Release
                                                           Contact: Bytha Mills
                                                           INTERMET Corporation
                                                           248-952-2500

            INTERMET REPORTS 2003 FOURTH-QUARTER AND YEAR-END RESULTS

RESTRUCTURING LEADS TO $84.6 MILLION NON-CASH CHARGES FOR WRITE-DOWN OF GOODWILL AND DEFERRED TAX ASSETS, PLUS ASSET-IMPAIRMENT CHARGES MAINLY RELATED TO THE CLOSURE OF HAVANA, ILLINOIS, PLANT

TROY, Mich., February 5, 2004 -- INTERMET Corporation (Nasdaq: INMT), one of the world's leading manufacturers of cast-metal automotive components, today reported a 2003 fourth-quarter loss of $92.8 million, or $3.63 per diluted share, compared with a 2002 fourth-quarter net income of $430 thousand, or 2 cents per diluted share. INTERMET's results include an after-tax charge of $84.6 million for the write-down of goodwill and deferred tax assets, plus asset-impairment charges mainly related to the previously announced closure of the Havana Foundry in Illinois. The non-cash charge of $84.6 million consists of:

         - write-down of goodwill - $46.4 million

         - deferred tax expense for continuing operations - $25.0 million

         - deferred tax expense for discontinued operations - $7.0 million

         - Havana Foundry restructuring and asset impairment - $5.3 million

         - other asset impairment - $0.9 million

Excluding these charges, the net loss for the fourth quarter would have been $8.2 million, or 32 cents per diluted share. This information is being provided to permit an evaluation of operating performance and to present a comparison with the $9.0-million net loss guidance provided by the company on December 15, 2003. For continuing operations, sales for the quarter were reported at $183 million, up from $180 million for the fourth quarter of 2002.

For the year ended December 31, 2003, INTERMET reported a net loss of $96.3 million, or $3.76 per diluted share. This compared with a 2002 net income of $9.0 million, or 35 cents per diluted share. INTERMET's full-year results also include the after-tax charge of $84.6 million for the write-down of goodwill and deferred tax assets, plus the asset-impairment charges mainly related to the closure of the Havana Foundry. Excluding these charges, the full-year net loss would have been $11.7 million, or 46 cents per diluted share. For continuing operations only, the full-year net loss, excluding these charges, would have been $2.1 million, or 8 cents per diluted share. As stated in the company's December 15, 2003, guidance, operational issues, such as higher scrap-steel prices associated with the steel tariffs and steel exports, lower sales, and costs associated with new product launches were factors negatively affecting performance. For continuing operations, full-year 2003 sales were $731 million, down $25 million compared with full-year 2002 sales.

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INTERMET Corporation
February 5, 2004
Page 2

Commenting on the quarter and year-end results, Gary F. Ruff, President and Chief Executive Officer, said, "We have taken many significant actions in 2003 that were necessary to position INTERMET for the future. Operationally, we reorganized by closing an obsolete plant, selling a non-core business, and consolidating U.S.-based ductile-iron production to improve capacity utilization by announcing the closing of our Havana, Illinois, foundry in December. At the same time, we secured majority ownership of our Porto, Portugal, foundry and are beginning construction of a foundry in Mexico, all targeted to increase our global presence. We also refinanced our debt by entering into a new long-term bank agreement. Finally, we dealt with the write-down of goodwill and deferred tax assets, and asset impairment, which had the major impact on the fourth quarter and entire year."

INTERMET reported total debt of $293.5 million in 2003 compared with $280.1 million in 2002. The increase was a result of the consolidation of the Porto foundry, which amounted to $18.0 million. Total capital spending for 2003 was $19.7 million, reflecting investment for new business, including upgrades of certain facilities. Depreciation and amortization for 2003 was reported at $50.3 million.

The INTERMET Board of Directors voted to approve a quarterly dividend of 4 cents per share, payable April 1, 2004, to shareholders of record as of March 1, 2004.

Ruff continued, "We made significant improvements to our manufacturing operations during the last half of 2003, with particular attention given to program start-ups. INTERMET's new programs are launching successfully at our plants in both the U.S. and Europe and the company's focus on growth through technology leadership has led to increased PCPC(TM) sales, as well as the introduction of Blue Sand(TM) production beginning in the second half of 2004. As the cornerstone of our LASIK strategy, we believe technology will be the driver in a successful future for the company."

FIRST-QUARTER 2004 OUTLOOK -- SCRAP STEEL PRICES CONTINUE TO RISE

The unprecedented rise in the cost of scrap steel, which is a primary melt component in the manufacture of cast ductile-iron automotive components, contributed to the fourth-quarter loss. According to Ruff, metal price adjustments are now in place with the majority of the company's customers to cover raw material increases that occurred in the fourth quarter. "But scrap steel has taken another significant jump in the first quarter," he said. "The most recent metals-market forecasts indicate that prices are expected to peak during the first half of 2004 and then stabilize for the remainder of the year, which means that trailing metal-price increase adjustments will most likely not catch up to the market until later this year. Based on this still-uncertain steel scrap market, we do not feel comfortable about providing first-quarter earnings guidance at this time."

Commenting on the company's 2004 sales outlook, Terry C. Graessle, INTERMET's Vice President of Sales and Marketing, remains positive. "As previously noted in our guidance given December 15, revenue is currently predicted to increase approximately seven percent this year at current economic levels, with a sales target set at $820 million."

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INTERMET Corporation
February 5, 2004
Page 3


INTERMET will hold a Conference Call today at 3:00 p.m. ET to discuss fourth-quarter and year-end results as well as the outlook for the first quarter and 2004. Investors and interested parties can listen to a live webcast by visiting www.intermet.com and clicking on the "Financial/Investor Information" link on the home page. A slide presentation also will be available on the web site. It is recommended that access to the live webcast be established 10-15 minutes prior to the scheduled start time. A replay of the webcast briefing also is expected to be available on the company's web site beginning two hours after completion of the briefing through March 5, 2004.

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. INTERMET's strategy is to be the world's leading supplier of cast-metal automotive components. The company has approximately 6,000 employees at facilities in North America and Europe. More information is available on the Internet at www.intermet.com.

This news release includes forward-looking statements about INTERMET, including statements about the outlook for INTERMET for 2004 and beyond. Projections and other forward-looking statements are subject to risks and uncertainties that can cause actual results to differ materially from anticipated results. These risks and uncertainties include production volumes at INTERMET's customers and the cost of raw materials, particularly scrap steel, which could remain at high levels or increase even further. Continued high material costs or lower volumes, or both, could have a significant negative impact on INTERMET's earnings and liquidity. Other risks and uncertainties that could have negative impacts on the results anticipated by our forward-looking statements, including the outlook for 2004, are detailed in the preface to the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our Annual Report for the year ended December 31, 2002.










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INTERMET Corporation
February 5, 2004
Page 4



INTERMET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS * (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           Three Months Ended              Twelve Months Ended
                                                               (Unaudited)                     (Unaudited)
                                                      DECEMBER 31,    December 31,     DECEMBER 31,    December 31,
                                                          2003            2002            2003            2002
                                                      ------------    ------------     ------------    ------------
                                                                        (Note 1)                        (Note 1)
Net sales                                               $183,309        $180,478        $731,167        $755,737
Cost of sales                                            174,888         165,172         668,853         683,234
                                                       ---------       ---------       ---------       ---------
Gross profit                                               8,421          15,306          62,314          72,503

Selling, general and administrative                       10,989           6,999          36,020          31,373
Goodwill impairment charge                                51,083               -          51,083               -
Restructuring and impairment charges                       9,968               -           9,968               -
Other operating expense, net                               1,188             853           1,783           1,453
                                                       ---------       ---------       ---------       ---------
Operating (loss) profit                                  (64,807)          7,454         (36,540)         39,677

Interest expense, net                                      7,249           7,421          29,895          28,270
Other (income) expense, net                                 (645)            149          (1,959)           (161)
                                                       ---------       ---------       ---------       ---------
(Loss) income before income tax                          (71,411)           (116)        (64,476)         11,568
Income tax (expense) benefit                             (12,993)              7         (15,990)         (2,665)
Equity interest in a joint venture                             -             881             752           1,573
                                                       ---------       ---------       ---------       ---------
(Loss) income from continuing operation                  (84,404)            772         (79,714)         10,476
Loss from discontinued operations, net of tax:
   Loss from operations                                   (8,399)           (342)        (16,535)         (1,954)
   Loss on sale                                                -               -             (41)              -
                                                       ---------       ---------       ---------       ---------
(Loss) income before cumulative effect of change
   in accounting                                         (92,803)            430         (96,290)          8,522
Cumulative effect of change in accounting, net of
   tax                                                         -               -               -             481
                                                       ---------       ---------       ---------       ---------
Net (loss) income                                       $(92,803)           $430        $(96,290)         $9,003
                                                       =========       =========       =========       =========

(Loss) earnings per common share:
Basic
(Loss) earnings from continuing operation                 $(3.30)          $0.03          $(3.12)          $0.41
Loss from discontinued operations, net of tax              (0.33)          (0.01)          (0.64)          (0.08)
Cumulative effect of change in accounting, net of
  tax                                                          -               -               -            0.02
                                                       ---------       ---------       ---------       ---------
(Loss) earnings per common share - basic                  $(3.63)          $0.02          $(3.76)          $0.35
                                                       =========       =========       =========       =========

Diluted
(Loss) earnings from continuing operation                 $(3.30)          $0.03          $(3.12)          $0.40
Loss from discontinued operations, net of tax              (0.33)          (0.01)          (0.64)          (0.07)
Cumulative effect of change in accounting, net of
  tax                                                          -               -               -            0.02
                                                       ---------       ---------       ---------       ---------
(Loss) earnings per common share - diluted                $(3.63)          $0.02          $(3.76)          $0.35
                                                       =========       =========       =========       =========

Weighted average shares outstanding:
   Basic                                                  25,593          25,473          25,581          25,441
   Diluted                                                25,593          25,783          25,581          25,878

* Subject to final audit.

   Note 1: Certain amounts for the year ended December 31, 2002 were reclassified to conform with current year presentation.


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   INTERMET Corporation
   February 5, 2004
   Page 5


   INTERMET CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS *
   (IN THOUSANDS)

                                                 DECEMBER 31,  December 31,
                                                     2003          2002
                                                 ------------  ------------
                                                 (Unaudited)     (Note 1)
Assets:
Current assets:
   Cash and cash equivalents                         $1,035        $3,298
   Accounts receivable                               84,721        81,908
   Inventory                                         76,982        59,980
   Other current assets                               8,595        24,463
   Current assets of discontinued operations          2,995        10,759
                                                   --------      --------

Total current assets                                174,328       180,408

Property, plant and equipment, net                  323,407       317,939
Goodwill                                            165,933       217,016
Other non-current assets                             25,390        34,640
Non-current assets of discontinued operations           673        14,095
                                                   --------      --------

Total assets                                       $689,731      $764,098
                                                   ========      ========

Liabilities and shareholders' equity:
Current liabilities:
   Accounts payable                                 $80,246       $65,586
   Accrued liabilities                               54,724        62,270
   Long term debt due within one year                14,295         1,567
   Current liabilities of discontinued
     operations                                       2,102         8,282
                                                   --------      --------

Total current liabilities                           151,367       137,705

Non-current liabilities:
   Long term debt due after one year                279,248       278,536
   Other non-current liabilities                     89,889        88,480
   Non-current liabilities of discontinued
     operations                                       4,467         1,808
                                                   --------      --------

Total non-current liabilities                       373,604       368,824

Shareholders' equity                                164,760       257,569
                                                   --------      --------

Total liabilities and shareholders' equity         $689,731      $764,098
                                                   ========      ========

* Subject to final audit.

Note 1: Certain balance sheet amounts at December 31, 2002 were reclassified to conform with current year presentation.








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INTERMET Corporation
February 5, 2004
Page 6




   INTERMET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW * (IN THOUSANDS)

                                                                       Year Ended
                                                              ----------------------------
                                                              DECEMBER 31,    December 31,
                                                                 2003            2002
                                                              ------------    ------------
                                                             (UNAUDITED)       (Note 1)
Cash provided by continuing operating activities                $30,157         $86,429
Cash provided by discontinued operations                          2,950           2,946
                                                              ---------       ---------
Cash provided by operating activities                            33,107          89,375

Additions to property, plant and equipment by continuing
 operation                                                      (19,533)         (8,427)
Additions to property, plant and equipment by
 discontinued operations                                           (145)         (1,018)
Purchase of shares of a subsidiary                               (5,571)              -
Proceeds from sale of assets of a subsidiary                      3,925               -
Proceeds from sale of property, plant and equipment               1,700               -
                                                              ---------       ---------
Cash used in investing activities                               (19,624)         (9,445)

Net decrease in revolving credit facility                        (3,000)        (85,000)
Proceeds from debt offering                                           -         175,000
Repayments of term loan                                               -        (171,750)
Repayments of other debts                                        (4,417)         (1,646)
Payments of debt issuance costs                                  (2,110)         (6,022)
Issuance of common stock                                              -             374
Dividends paid                                                   (4,096)         (4,075)
                                                              ---------       ---------
Cash used in financing activities                               (13,623)        (93,119)

Effect of exchange rate changes on cash and cash
 equivalents                                                     (2,123)          2,621
                                                              ---------       ---------

Net decrease in cash and cash equivalents                        (2,263)        (10,568)

Cash and cash equivalents, beginning of year                      3,298          13,866
                                                              ---------       ---------

Cash and cash equivalents, end of year                           $1,035          $3,298
                                                              =========       =========

* Subject to final audit.

Note 1: Certain amounts for the year ended December 31, 2002 were reclassified to conform with current year presentation.